UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

Preferred Stock Offering

Preferred Stock Purchase Agreement

On March 23, 2018, Jaguar Health, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Sagard Capital Partners, L.P. (“Sagard”) pursuant to which the Company, in a private placement, agreed to issue and sell to Sagard 5,524,926 shares (the “Preferred Shares”) of the Company’s Series A Convertible Participating Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), for an aggregate purchase price of $9,199,001 (the “Preferred Stock Offering”). The Company intends to use the proceeds from the Preferred Stock Offering for ongoing commercialization activities for Mytesi® in connection with the product’s currently FDA-approved indication and for general corporate purposes.

The Preferred Stock Purchase Agreement also provides for customary representations, warranties and covenants among the parties. Among other things, the Preferred Stock Purchase Agreement requires that the Company (i) file prior to the initial closing a certificate of designation providing for the rights, preferences and privileges of the Preferred Shares with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (ii) enter into a Registration Rights Agreement (as defined below) with Sagard providing for the registration of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Preferred Shares (the “Conversion Shares”).  In addition, so long as Sagard or its affiliates own, in the aggregate, no less than 50% or more of the cumulative amount of the Preferred Shares and Conversion Shares issued in the Preferred Stock Offering, Sagard and its affiliates have the right to purchase (x) 100% of the first $10 million of any new securities issued by the Company and thereafter (y) a pro rata portion of any new securities that the Company may issue from time to time, subject to certain exceptions specified in the Preferred Stock Purchase Agreement, including but not limited to the Company’s right to issue an additional $2.0 million of Common Stock on terms consistent with the Common Stock Offering (described below) within 20 business days of the closing of the Preferred Stock Offering. The Preferred Shares are subject to a 12-month lock-up period, which period may be shortened in limited circumstances specified in the Preferred Stock Purchase Agreement.

The Preferred Stock Purchase Agreement also provides that Sagard has the right to designate at least one non-voting observer (subject to increase to two if at any time two designees of the Preferred Shares and the Conversion Shares are not represented on the Board) to attend meetings of the Board, the board of directors of any subsidiary of the Company and each committee of any of the foregoing (a “Board Observer”).  In addition, at such time as no shares of Preferred Stock are outstanding, and so long as Sagard holds (i) at least 35% of the total number of the Conversion Shares that have been issued upon conversion of all shares of Preferred Stock issued in the Preferred Stock Offering, Sagard shall be entitled thereunder to nominate two directors of the Company (each, a “Series A Director”) and (ii) less than 35% but at least 20% of the total number of the Conversion Shares that have been issued upon conversion of all shares of Preferred Stock issued in the Preferred Stock Offering, Sagard shall be entitled thereunder to nominate one director of the Company.

Notwithstanding the foregoing, the number of Series A Directors shall be reduced to the extent necessary to comply with the Company’s obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640). The Preferred Stock Purchase Agreement provides that, if one Series A Director may not be appointed due to compliance with Nasdaq Listing Rule 5640, then Sagard shall be entitled to designate one Board Observer to attend meetings of the Board, the board of directors of any subsidiary of the Company and each committee of any of the foregoing as an observer.

The offer and sale of the Preferred Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Series A Preferred Stock

The Certificate of Designation authorizes 5,524,926 shares of Preferred Stock and provides for the rights, preferences and privileges of such Preferred Stock. Any reference to share prices in the below description of the Preferred Stock, including but not limited to the conversion price for the Preferred Shares and the amount of the liquidation preference per share, is subject to adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization, as further described in the Certificate of Designation.

Dividends

Holders of shares of Preferred Stock are entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid and distributions made to the holders of Common Stock on the shares of Common Stock on an as converted basis.

Election of Directors and Voting Rights

The holders of a majority of the outstanding shares of Preferred Stock are entitled to elect two (2) members of the Company’s Board of Directors. Notwithstanding the foregoing, the number of Series A Directors shall be reduced to the extent necessary to comply with the Company’s obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640).

The holders of shares of Preferred Stock have the right to vote with holders of shares of the Common Stock, voting together as one class on all other matters, with each share of Preferred Stock entitling the holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of Common Stock into which it is then convertible, using the market value of the Common Stock on the date of the Preferred Stock Agreement as the conversion price; provided that, at any time prior to the time the Company obtains stockholder approval, as required pursuant to Nasdaq Rule 5635(b), no holder (together with such holder’s attribution parties) is permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 19.99% of the shares of Common Stock then outstanding (including any votes with respect to any shares of Common Stock and Preferred Stock beneficially owned by the holder or such holder’s attribution parties).

Voluntary Conversion

Each share of Preferred Stock is initially convertible into nine shares of Common Stock at an effective conversion price of $0.185 per share (based on an original price per Preferred Share of $1.665), provided that, at any time prior to the time the Company obtains stockholder approval, as required pursuant to Nasdaq Rule 5635(b) any conversion of Preferred Stock by a holder into shares of the Common Stock would be prohibited if, as a result of such conversion, the holder, together with such holder’s attribution parties, would beneficially own more than 19.99% of the total number of shares of the Common Stock issued and outstanding after giving effect to such conversion. Subject to certain limited exceptions, the shares of Preferred Stock cannot be offered, pledged or sold by Sagard for one year from the date of issuance.  The conversion price is subject to certain adjustments in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization.

Mandatory Conversion

The shares of Preferred Stock will be mandatorily converted upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock at a conversion price of $0.185 per share.  In each case, shares of Common Stock will be held in abeyance to the extent necessary to satisfy limitations on beneficial ownership as described under “Voluntary Conversion” above.

Optional Redemption

At any time after the first anniversary of the issuance of the Preferred Shares, so long as certain call conditions specified in the Certificate of Designation have been satisfied, the Company shall have the right to offer to redeem shares of Preferred Stock at a share price equal to two times the original share issue price of the Preferred Shares. The Company is only permitted to exercise this right to redeem two times, the first of which must be for an aggregate redemption price of $9,199,001 and the second of which must be for all remaining shares of Preferred Stock remaining.  If a holder of Preferred Shares fails to accept the Company’s redemption offer, such holder’s shares of Preferred Stock shall be automatically converted into shares of Common Stock pursuant to the terms of “Mandatory Conversion” as described above.

Mandatory Redemption

If (i) the Company’s consolidated net revenues attributable to the Mytesi products (“Mytesi Revenues”) for the six-month period ended March 31, 2021 are less than $22 million, (ii) the average volume-weighted average price of the Common Stock for the thirty days immediately prior to the Measurement Date (as defined below) is less than $1.00 or (iii) the Company fails to file with the U.S. Securities and Exchange Commission (the “SEC”) on or before June 30, 2021 its quarterly report on Form 10-Q for the three months ended March 31, 2021, then the holders of at least a majority of shares of Preferred Stock then outstanding may require the Company to redeem all shares of Preferred Stock then outstanding at a per share purchase price equal to $2.3057.  For purposes of the foregoing sentence, “Measurement Date” means the later of (x) April 30, 2021 and (y) the date on which the Company files its quarterly report on Form 10-Q for the three months ended March 31, 2021 (but in no event later than June 30, 2021).

The mandatory redemption right described above shall terminate if, prior to the Measurement Date, both (i) the Mytesi Revenues for any six-month period ending at the end of a calendar quarter are equal to or exceed $22 million and (ii) the average volume-weighted average price of the Common Stock for the thirty days immediately preceding the end of such calendar quarter is equal to or greater than $1.00.

Fundamental Change

The Certificate of Designation provides the holders of Preferred Stock with a right to require the Company to repurchase shares of Preferred Stock at a price to be calculated pursuant to the terms of the Certificate of Designation upon the occurrence of any of the following events (each a “Fundamental Change”):

(X)       (a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than certain “Permitted Holders” (and/or any direct transferee of shares of Preferred Stock from any Permitted Holder) (as defined in the Certificate of Designation), (i) shall have acquired beneficial ownership of more than fifty percent (50%) or more on a fully diluted basis of the voting and/or economic interest in the capital stock of the Company  (or surviving entity in a merger or consolidation, if applicable)) or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Company’s Board of Directors (or similar governing body); or (b) the occurrence of any “change of control” or similar event under any agreements relating to any indebtedness of the Company or its subsidiaries; or

(Y)       except in the case of a Deemed Liquidation Event (as defined in the Certificateof Designation and described below) in which holders of Preferred Stock receive, concurrently with the consummation of such Deemed Liquidation Event, a cash payment pursuant to Sections 2.1 and 2.4 of the Certificate of Designation in full, in an amount equal to the “Fundamental Change Price” as defined in the Certificate of Designation that would otherwise be payable, the Company or any of its subsidiaries enters into any transaction of merger or consolidation (except that a person may be merged with or into the Company or another wholly-owned subsidiary thereof so long as the Company or another wholly-owned subsidiary is the continuing or surviving person), or conveys, sells, leases, subleases (as lessor or sublessor), exchanges, transfers or otherwise disposes of, in one transaction or a series of transactions, all or substantially all of the consolidated business, assets or property of the Company and its subsidiaries.

The “Fundamental Change Price” for each share of Preferred Stock, as of any date, shall be calculated as the sum of (i) the amount payable in respect of such share under Section 2.1 of the Certificate of Designation in the event of a “Liquidation Event” as of such date, plus (ii) any and all accrued and unpaid dividends upon the Preferred Stock, whether or not declared, as of the date of the Fundamental Change, plus (iii) the “Participation Amount” as defined in the Certificate of Designation.

Merger or Liquidation

Subject to the Fundamental Change provision described above, under the terms of the Certificate of Designation, upon merger or consolidation resulting in a change of control, sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company, of substantially all of the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of Napo (as defined below) (or any successor in interest) or one or more other subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries (collectively, a “Deemed Liquidation”), liquidation, dissolution or winding up of the Company as determined under the Certificate (collectively, a “Liquidation Event”), each share of Preferred Stock will be entitled to a preference of $1.665 per share (or the equivalent of $0.185 per share on an as-converted to Common Stock basis) plus a participation right described below.  Thereafter, the holders of Common Stock then outstanding shall be entitled to receive an amount per share of Common Stock (in stock or cash as determined under the Certificate of Designation) equal to $0.185 (as adjusted for stock splits, reverse splits, stock dividends, reclassifications, recapitalizations and/or other similar events). Thereafter, all of the remaining assets of the Company and/or proceeds from a Deemed Liquidation or Liquidation Event, as applicable, will in general be divided pro rata among the holders of the shares of Preferred Stock and the shares of Common Stock, on an as converted basis (all as more fully specified and calculated under the Certificate of Designation).

Covenants

Pursuant to the terms of the Preferred Stock as provided in the Certificate of Designation, so long as any shares of Preferred Stock are outstanding, the Company may not agree, among other things, without the prior written consent or vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, to: (a) amend, alter, repeal or waive any provision of the Certificate of Designation, (b) amend, alter or repeal any provision of the Company’s charter documents in a manner that would adversely affect the powers, privileges, preferences or rights of the Preferred Stock, (c) create additional classes or series of capital stock having rights, preferences or privileges senior to or pari passu with the Preferred Stock or (d) increase or decrease the authorized number of shares of Preferred Stock.

So long as Sagard or its affiliates own at least 35% of the shares of Preferred Stock that were originally issued, the Certificate of Designation provides that the Company may not, among other things, without the prior written consent or vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, (a) authorize or issue any capital stock of any subsidiary which is not wholly-owned by the Company, (b) declare or pay dividends on the Company’s equity securities or redeem any of the Company’s equity securities, (c) incur, guarantee or assume any indebtedness, subject to certain limited exceptions, (d) grant or incur any lien, subject to certain limited exceptions, (e) enter into any transaction for the acquisition of all or substantially of the equity interests or assets of another person, subject to certain limited exceptions (f) make any investments, subject to certain limited exceptions or (g) enter into any transactions with the Company’s affiliates, subject to certain limited exceptions.

Registration Rights Agreement

In connection with the Preferred Stock Offering, the Company entered into a Registration Rights Agreement with Sagard (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Sagard and any transferee or assignee whom Sagard or such transferee or assignee assigns its rights under the Registration Rights Agreement (collectively, the “Investors”) is entitled to certain shelf and “piggyback” registration rights with respect to the Conversion Shares, subject to the limitations set forth in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will file a registration statement on Form S-3 with the SEC no later than the earlier of (i) ninety (90) days prior to the first anniversary of the closing of the Preferred Stock Offering and (ii) thirty (30) days after the occurrence of an event described in Section 4.2(c) of the Preferred Stock Purchase Agreement (such event, an “Early Filing Trigger”), to register for resale the Conversion Shares that are issuable upon the conversion of the Preferred Shares issued at closing, and any additional shares of Common Stock as may become issuable with respect to such securities as a result of stock splits, stock dividends or similar transactions (the “Registrable Securities”). The Company shall use its reasonable best efforts to have such registration statement declared effective by the SEC no later than the earlier of (1) the first anniversary of the of the closing of the Preferred Stock Offering and (2) sixty (60) days after an Early Filing Trigger. If, despite the Company’s use of reasonable best efforts, the Company is not permitted to include all such Registrable Securities in such registration statement, the Company is obligated to file a registration statement covering the portion of Registrable Securities permitted to be registered, and, as soon as practicable thereafter, but in any event not later than fifteen (15) days after the necessity therefor arises, amend such registration statement or file a new additional registration statement, or both, so as to cover at least 100% of the aggregate number of the Registrable Securities required to be registered thereunder as of the trading day immediately preceding the date of the filing of such amendment or new registration statement.

If, at any time prior to the date that Investors have sold all of the Registrable Securities, there is not an effective Registration Statement covering all of the Registrable Securities and the Company has filed, or is preparing to file, with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8, then the Company will send to each Investor reasonable prior written notice of such determination and if, within ten (10) days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights, which customary underwriter cutbacks shall be applied pursuant to the terms of the Registration Rights Agreement..

If the Company fails to comply with specified provisions in the Registration Rights Agreement, including if a registration statement is not filed with the SEC as required by the Registration Rights Agreement (each, a “Registration Default”), then the Company has agreed to pay each Investor liquidated damages, for each 30-day period (or portion thereof) after the date of such failure until it is cured, an amount in cash equal to one-half percent (0.5%) of the product of (i) the aggregate number of Registrable Securities held by such Investor that are not eligible for resale as a result of such Registration Default and (ii) the per share purchase price paid by Sagard for such Registrable Securities, with late payments accruing interest at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law), compounding on each payment date.

The foregoing summary descriptions of the Certificate of Designation, the Preferred Stock Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation, the Preferred Stock Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 3.1, 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Common Stock Offering

Concurrently with the consummation of the Preferred Stock Offering, the Company entered into share purchase agreements with certain institutional investors (collectively, the “Common Stock Purchase Agreements”), pursuant to which the Company issued approximately $5.0 million of Common Stock (the “Common Shares”) to such investors at a price of $0.17 per share (the “Common Stock Offering”).  The Company intends to use the proceeds from the Common Stock Offering for to repay certain aged payables relating to the Company’s acquisition of Napo Pharmaceuticals, Inc. (“Napo”) in July 2017. The Common Stock Purchase Agreements provide for customary representations, warranties and covenants among the parties. The Company also agreed to file a registration statement on Form S-3 with the SEC no later than 30 days following the date of the Common Stock Purchase Agreements to register for resale the Common Shares.

The offer and sale of the Common Shares in the Common Stock Offering will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing summary description of the Common Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Common Stock Purchase Agreement, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Services Agreement

On March 23, 2018, the Company entered into a management services agreement with Sagard Capital Partners Management Corp. (“SCPM”), an affiliate of Sagard, pursuant to which SCPM will provide certain consulting and management advisory services to the Company over a three-year period (the “Initial Term”) for an annual fee of $450,000, which fees will be paid in equal installments over the Initial Term beginning in the second year of the Initial Term (the “Services Agreement”).  The Services Agreement may be terminated earlier than the initial three-year term (i) upon mutual consent of the parties, (ii) by either party following a breach of the Services Agreement by the other party that remains uncured following 30 days’ written notice thereof, (iii) in SCPM’s sole discretion with 10 day’s prior written notice, or (iv) upon the consummation of a Deemed Liquidation (so long as all accrued and unpaid fees payable thereunder as of such termination have been paid in full) or a Fundamental Change in which all of the Company's shares of Preferred Stock are repurchased by the Company.

The foregoing summary description of the Service Agreement does not purport to be complete and is qualified in its entirety by reference to the Service Agreement, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

CVP Note Offering

Securities Purchase Agreement

On March 21, 2018, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Chicago Venture Partners, L.P. (“CVP”), pursuant to which the Company issued to CVP a promissory note (the “Note”) in the aggregate principal amount of $1,090,340.91 for an aggregate purchase price of $750,000 (the “CVP Note Offering”). The Note carries an original issue discount of $315,340.91, and the initial principal balance also includes $25,000 to cover CVP’s transaction expenses.  The Company will use the proceeds to fully repay certain prior secured and unsecured indebtedness. The Note bears interest at the rate of 8% per annum and matures on September 21, 2019.

Under the Securities Purchase Agreement, the Company is subject to certain covenants, including the obligations of the Company to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate its status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of the Company’s common stock on a securities exchange; (iii) avoid trading in the Company’s common stock from being suspended, halted, chilled, frozen or otherwise ceased; (iv) not issue any variable securities (i.e., Company securities that (a) have conversion rights of any kind in which the number of shares that may be issued pursuant to the conversion right varies with the market price of the Company’s common stock or (b) are or may become convertible into shares of the Company’s common stock with a conversion price that varies with the market price of such stock) that generate gross cash proceeds to the Company of less than the lesser of $1 million and the then-current outstanding balance of the Note without CVP’s prior consent; (v) not grant a security interest in its assets without CVP’s prior consent; (vi) not issue any shares of common stock to certain institutional investors; (vii) repay the Hercules Loan (as defined below) on or before March 26, 2018; (viii) repay all outstanding amounts owed to certain noteholders within five trading days of the date of issuance of the Note; (ix) not incur any debt other than in the ordinary course of business, and in no event greater than $10,0000, without CVP’s prior consent; and (x) other customary covenants and obligations, for which the Company’s failure to comply may be subject to certain liquidated damages. The Hercules Loan was repaid in full on March 23, 2018, simultaneously with the closing of the Preferred Stock Offering.

In addition, beginning seven months from the effective date of the Note (the “Effective Date”) or at any time after the Effective Date if the Company breaches any of the covenants set forth in the Securities Purchase Agreement, CVP has the right to redeem all or any portion of the outstanding balance of the Note in cash or as otherwise mutually agreed upon between the parties.

Since the Redemption Start Condition (i.e., the Company raised at least $12 million in equity after the issuance date of the Note) was satisfied by April 1, 2018 as a result of the consummation of the Preferred Stock Offering and Common Stock Offering, the Company and CVP agreed to amend the Note and that certain Secured Convertible Promissory Note in the original amount of $2,155,000 issued by Company in favor of CVP on June 29, 2017 (the “June 2017 Note”), that certain Secured Promissory Note in the original amount of $1,587,500 issued by Company in favor of CVP on December 8, 2017 (the “December 2017 Note”) and that certain Secured Promissory Note in the original amount of $2,240,909 issued by the Company in favor of CVP on February 26, 2018 (the “February 2018 Note, and together with the June 2017 Note and the December 2017 Note, the “Prior Notes”) to limit the aggregate amount that CVP is permitted to redeem on a monthly basis to $500,000, which amount is the maximum aggregate redemption amount for the Prior Notes and the Note collectively. Upon the occurrence of a breach of any of the covenants set forth in Section 4 of the Securities Purchase Agreement, the foregoing amendments shall immediately and automatically terminate and shall be deemed void ab initio and of no further force or effect.

The Note was offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Securities Purchase Agreement and the other transaction documents and obligations of the Company thereunder are subject in all respects to the terms of that certain subordination agreement and right to purchase debt (the “Subordination Agreement”) that the Company entered into with CVP with Hercules Capital, Inc. (“Hercules”) on June 29, 2017.  The Subordination Agreement was terminated on March 23, 2018 in connection with the Company's repayment in full of the Hercules Loan upon the consummation of the CVP Note Offering.

Security Agreement

The Company also entered into a security agreement (the “Security Agreement”) with CVP, pursuant to which CVP will receive a security interest in substantially all of the Company’s assets.  Pursuant to the terms of the Security Agreement, CVP’s security interest becomes effective upon CVP’s purchase of the Company’s outstanding obligations under that certain loan and security agreement, dated August 18, 2015, between the Company and Hercules Capital, Inc. (as amended, the “Hercules Loan”) or upon such time that the Hercules Loan is otherwise repaid in full.  Upon the consummation of the CVP Note Offering, the Company repaid the Hercules Loan in full, and CVP’s security interest in substantially all of the Company’s assets became effective.

The Note, the Securities Purchase Agreement and the Security Agreement are filed as Exhibits 4.1, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Note, the Securities Purchase Agreement and the Security Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.03   Material Modification of Rights of Security Holders.

In connection with the Preferred Stock Offering, on March 22, 2018, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, establishing and designating the rights, powers and preferences of the Preferred Stock. The Certificate of Designation became effective with the Secretary of the State of Delaware upon filing. Additional information required to be disclosed under this Item 3.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 3.03.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On March 19, 2018, the Board of Directors (the “Board”) of the Company, by resolution as contemplated in the Company’s bylaws, increased the size of the Board from seven to nine directors.  In connection therewith, and to fill one of the two newly created vacancies, the Board appointed Jeffrey C. Johnson, age 46, to serve as a Class III director of the Company until the 2018 annual meeting of stockholders or until his successor is elected and qualified, which appointment became effective as of the consummation of the Preferred Stock Offering.  Mr. Johnson was also appointed by the Board to serve as a member of its Compensation Committee.

Accordingly, the current composition of the Board’s committees is as follows:

Audit Committee: Messrs. Bochnowski, Micek and Qiu, Dr. Yang and Dr. Azhir

Compensation Committee:  Messrs. Bochnowski, Kamphuis, Micek and Johnson and Dr. Azhir

Nominating Committee: Messrs. Bochnowski, Kamphuis and Micek

Mr. Johnson is a partner at Sagard Holdings, ULC and an investment manager at SCPM.  He previously served as portfolio manager and senior analyst at Evercore Asset Management.  He also serves on the board of directors of Peak Achievement Athletics and previously served on the board of directors of Vein Clinics of America. Mr. Johnson received his M.B.A. in Finance and Accounting from the Kellogg School of Management in 1999.

Item 5.03   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required to be disclosed under this Item 5.03 is set forth in Items 1.01 and 3.03 above and is incorporated by reference into this Item 5.03.

Item 8.01   Other Events.

On March 26, 2017, the Company issued a press release announcing the closing of the Preferred Stock Offering and the Common Stock Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Participating Preferred Stock

4.1	Secured Promissory Note, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P.

10.1	Series A Preferred Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P.

10.2	Registration Rights Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P.

10.3	Form of Common Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and the purchasers named therein.

10.4	Management Services Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners Management Corp.

10.5	Securities Purchase Agreement, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P.

10.6	Security Agreement, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P.

99.1	Press Release, dated March 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Karen S. Wright
		Name:	Karen S. Wright
		Title:	Chief Financial Officer

Date: March 27, 2018